UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2004

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-15153	52-1655102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of Principal Executive Offices)	(Zip Code)

(214) 854-3000

(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.

On June 18, 2004, Blockbuster Inc. (“Blockbuster”) and Viacom Inc. (“Viacom”) jointly issued a press release announcing plans to divest Viacom’s remaining approximate 81.5% interest in Blockbuster through a “split-off” exchange offer to Viacom stockholders. In addition, the press release announces that Blockbuster anticipates paying a special pro rata cash distribution of $5 per share, or a total of approximately $905 million, to its stockholders, including Viacom, prior to the commencement of the exchange offer. A copy of the press release is attached hereto as Exhibit 99.1.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: June 18, 2004	By:	/s/ Larry J. Zine
Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Blockbuster Inc. and Viacom Inc. joint press release, dated June 18, 2004, announcing the split-off exchange offer